Huttig Building Products, Inc. Annual Shareholders Meeting April 27, 2015 1 Exhibit 99.1

Forward-Looking Statements
Forward–Looking Statements
These presentation materials may contain “forward-looking statements” within the meaning of the
Private Securities Litigation Reform Act of 1995. The words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “believe,” “estimate,” “project” or similar expressions may identify forward-looking statements, although not all forward-looking statements contain such words. Statements made in this presentation looking forward in time, including, but not limited to, statements regarding our current views with respect to financial performance, future growth in the housing market, distribution channels, sales, favorable supplier relationships, inventory levels, the ability to meet customer needs and enhanced competitive posture are included pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995.
These statements present management’s expectations, beliefs, plans and objectives regarding our future business and financial performance. These forward-looking statements are based on current projections, estimates, assumptions and judgments, and involve known and unknown risks and uncertainties. We disclaim any obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.
There are a number of factors, some of which are beyond our control that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. These statements are based on assumptions about many important factors, including the factors discussed in the Company’s most recent Annual Report on Form 10-K and other filings with the U.S. Securities and
Exchange Commission, all of which are available on our website. Forward-looking statements should not be relied upon as a predictor of actual results.

Market Overview 3

Source: US Dept of Commerce, US Census, Mortgage Bankers Association, Wells Fargo Bank and National Association of Homebuilders.
Overview of US Housing Market

5-Year Avg 0.78
10-Year Avg 1.06
20-Year Avg 1.34
30-Year Avg 1.37
Median since 1954 1.47
U.S. Residential Construction Activity
1,700
1,850
1,960
2,070
1,800
904
554
588
608
780
925
1,003
0
500
1,000
1,500
2,000
2,500
Excess (Deficit) Housing Built (2002 -2014)
1,350
200
350
460
570
300
(150)
(596)
(946)
(912)
(890)
(720)
(575)
(1,200)
(1,000)
(800)
(600)
(400)
(200)
0
200
400
600
800
Excess (Deficit) Supply (2002 - 2014)
(497)

Company Overview 5

6

Service Proposition
Brands / Products
Broad Geographic Footprint
National Accounts
Huttig has a value proposition that is unmatched in the industry
Saves
You
Money
Drives
Your
Sales
Provides
You
Resources
Leverage
Your
Volume
Our Value Proposition
7
• Speed to Market – next day delivery on inventoried items, 3 day production lead-times
• Technology – Customer interface, EDI, Pricing
• Metrics and Reporting – Constantly measure and work to improve service metrics
• Service oriented, professional, technically superior sales / support teams
• Partnered with the most preferred branded products by builders, contractors and consumers in the industry
• Focus on products that are in the early stages of the product life cycle
• Focus on millwork and specialty building product categories that are complex; requiring expertise and scale
• The largest value-add millwork distributor to the pro-channel in the U.S.
• The only national wholesale distributor that sells value-add millwork and specialty building products
• Leverage our footprint, brands and unique product mix with multi-regional customers to provide consistency of service and reduced transaction costs
• Dedicated national accounts team focused on national/regional pro-dealers and R&R specialty dealers

Current Priorities

Continued execution of our strategic
initiatives to drive profitable growth,
leverage the cost structure, and
improve our operating margins
Continue to capitalize on the improving
residential construction market to drive
profitable, organic growth
Continue to balance the need to
reinvest in the business with the desire
to maximize profits
Pursue consolidation opportunities, and
product, market segment, and
geographic expansion growth
opportunities through strategic
acquisitions
Expedite the advancement of our
customer interface technology

Financial Overview
Income Statements

2015 2014 2014 2013
Net sales $147.4 $135.3 $623.7 $561.5
GM 28.5 26.5 122.6 111.1
GM% 19.3% 19.6% 19.7% 19.8%
Operating expenses (27.9) (26.7) (114.3) (104.8)
Operating income (loss) 0.6 (0.2) 8.3 6.3
Discontinued Operations (0.1)            (3.2) (3.6)            (0.4)
Interest expense (0.5) (0.6) (2.5) (2.6)
Net income before taxes - ($4.0) $2.2 $3.3
EBITDA $1.7 ($0.9) $12.8 $10.1
Q1 Year

Financial Overview
March Balance Sheet

2015 2014 2015 2014
Current assets 156.8 $      143.8 $    Current liabilities 83.3 $       75.5 $
PPE 16.4            16.3          LT liabilities 80.6           82.2
Other 16.3            16.0          Equity 25.6           18.4
Total assets 189.5 $      176.1 $    Total liabilities and equity 189.5 $     176.1 $
* Current ratio 1.9 : 1 * AP $60.3 million; increase $7.7 million
* AR $67.7 million; increase $7.5 million * Taking all prompt pay discounts
* DSO 41.9 days, strong credit * Debt outstanding $78.0 million; down $0.7 million
* Inventories of $81.7 million; up $6.6 million * Debt decreased despite higher working capital;
* Turns 6.4; strong focus on E&O     primarily due to improved operating results
* GW $6.3 million * Net available liquidiity of $60.6 million;
$18.7 million improved from a year ago

Huttig Building Products, Inc. Annual Shareholders Meeting April 27, 2015 11